UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 5, 2008

Date of Report (date of earliest event reported)

SENORX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Columbia, Suite A, Aliso Viejo, California 92656

(Address of principal executive offices)

(949) 362-4800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On March 5, 2008, SenoRx, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with The Irvine Company LLC as landlord (the “Landlord”) for the lease of approximately 41,402 square feet space at 3 Morgan, Irvine, California. The premises will include the Company’s headquarters and all of its manufacturing and other operations. The term of the Lease will commence on November 1, 2008 and expire on January 31, 2014. Additionally, following the completion of tenant improvements and the meeting of other specified requirements, the Lease provides for a period of rent-free early occupancy before the commencement date. The aggregate base rent payable over the full term of the Lease will be approximately $3.0 million.

A copy of the Lease is filed as Exhibit 10.16 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.16	Lease Agreement between The Irvine Company LLC and SenoRx, Inc. dated March 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: March 10, 2008	By:	/s/ Kevin J. Cousins
Kevin J. Cousins
Chief Financial Officer, Vice President, Finance